Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW
101 Constitution Avenue, NW | Suite 900 Washington, DC 20001 T 202.712.2800 F 202.712.2860 nelsonmullins.com

February 25, 2021

MCAP Acquisition Corporation

311 South Wacker Drive, Suite 6400

Chicago, Illinois 60606

Re: Registration Statement on Form S-1

We have acted as counsel to MCAP Acquisition Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “462(b) Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-252607) (the “Registration Statement”), initially filed by the Company on February 1, 2021 and declared effective by the Commission on February 25, 2021. The 462(b) Registration Statement relates to the public offering by the Company of (a) an additional 2,500,000 units (the “Firm Units”) of the Company, each such unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”), and one-third of one warrant of the Company (each whole warrant, a “Warrant”); each whole Warrant entitles the holder thereof to purchase one share of Common Stock as specified in the Registration Statement, (b) up to an additional 375,000 units that the underwriters will have a right to purchase from the Company to cover over-allotments (the “Option Units” and, together with the Firm Units, the “Units”) and (c) all shares of Common Stock and all Warrants issued as part of the Units as specified in the Registration Statement. The Units are being offered and sold pursuant to a prospectus (the “Prospectus”) forming a part of the Registration Statement.

In connection with the opinion expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the form of Amended and Restated Certificate of Incorporation of the Company that is filed as Exhibit 3.2 to the Registration Statement; (ii) the Bylaws of the Company that are filed as Exhibit 3.3 to the Registration Statement; (iii) the 462(b) Registration Statement; (iv) the Registration Statement; (v) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (vi) the Specimen Unit Certificate that is filed as Exhibit 4.1 to the Registration Statement; (vii) the Specimen Class A Common Stock Certificate that is filed as Exhibit 4.2 to the Registration Statement; (viii) the Specimen Warrant Certificate that is filed as Exhibit 4.3 to the Registration Statement; (ix) the form of warrant agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), that is filed as Exhibit 4.4 to the Registration Statement; (x) a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date, and (xi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

California | Colorado | District of Columbia | Florida | Georgia | Maryland | Massachusetts | New York

North Carolina | South Carolina | Tennessee | West Virginia

MCAP Acquisition Corporation

February 25, 2021

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed the legal capacity of natural persons and the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Company).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.            The Units, when delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery thereof by Continental Stock Transfer & Trust Company, as transfer agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.            The Common Stock included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

3.            The Warrants included in the Units, when the Units are delivered to and paid for by the underwriters in accordance with the terms of the Underwriting Agreement, and assuming the due authorization, execution and delivery of such Warrants by the Warrant Agent, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinion expressed herein is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, as in effect on the date hereof, and we express no opinion with respect to any other laws of the State of New York or the State of Delaware or the laws of any other jurisdiction.

MCAP Acquisition Corporation

February 25, 2021

We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP